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                                                                  Exhibit 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated August 24, 1998 accompanying the consolidated financial statements included in the Annual Report of Premium Restaurant Company on Form 10-KSB for the fifty-two weeks ended June 28, 1998. We consent to the incorporation by reference of said report in the Registration Statements of Premium Restaurant Company on Form S-8, File No. 33-28306, effective April 24, 1989; Form S-8, File No. 33-76974, effective March 28, 1994; and Form S-2, File No. 333-33187, effective February 23, 1998.

                                        GRANT THORNTON LLP

                                        /s/ Grant Thornton LLP

Minneapolis, Minnesota
September 18, 1998